UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant []

Check the appropriate box:

[]      Preliminary Proxy Statement   []      Confidential, for Use of the
                                              Commission Only  (as permitted by
                                              Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[]      Definitive Additional Materials

[]       Soliciting Material Pursuant to ss. 240.14a-12


                              CAVALIER HOMES, INC.
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.
[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[]        Fee paid previously with preliminary materials.

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[]       Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (4) Date Filed:

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


                                 April 22, 2005


Dear Stockholder:

                  You are cordially invited to join us at our 2005 Annual Meeting of Stockholders to be held on Tuesday, May 24, 2005, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the approval of the Company's 2005 Incentive Compensation Plan, the approval of the Company's 2005 Non-Employee Directors Stock Option Plan, the selection by the Board of Directors of Deloitte & Touche LLP as independent registered public accountants for the Company, and any other business as may properly come before the Annual Meeting.

                  Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report for the year ended December 31, 2004, which we encourage you to read.

                  It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                  We look forward to seeing you on May 24th.


                                Sincerely yours,

                                CAVALIER HOMES, INC.





                                /s/ Barry B. Donnell
                                --------------------
                                Barry B. Donnell
                                Chairman of the Board





                               /s/ David A. Roberson
                               ---------------------
                               David A. Roberson
                               President and Chief Executive Officer

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2005


TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

                  The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 24, 2005, at 10:00 A.M., C.D.T., for the following purposes:

                  (1)      To elect eight directors;

                  (2) To approve the Cavalier Homes, Inc. 2005 Incentive Compensation Plan;

                  (3) To approve the Cavalier Homes, Inc. 2005 Non-Employee Directors Stock Option Plan;

                  (4) To consider the ratification and approval of the appointment by the Board of Directors of Deloitte & Touche LLP as independent registered public accountants for the Company; and

                  (5) To transact such other business as may properly come before the meeting.

                  Details respecting these matters are set forth in the accompanying Proxy Statement.

                  Holders of record of the Common Stock of the Company at the close of business on March 28, 2005, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 32 Wilson Blvd. 100, Addison, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

                  You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

                  WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS




                       /s/ Michael R. Murphy
                       ---------------------
                       Michael R. Murphy
                       Secretary

Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
April 22, 2005

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 540
                             32 WILSON BOULEVARD 100
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2005


                  The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 24, 2005, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about April 22, 2005.


                               GENERAL INFORMATION

Outstanding Voting Shares; Voting Procedures

                  Holders of record of the Common Stock of the Company outstanding at the close of business on March 28, 2005, are entitled to notice of, and to vote at, the Annual Meeting. A total of 18,034,929 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

                  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 9,017,466 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Amended and Restated By-laws of the Company, as amended (the "By-laws"), the eight nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required (i) for the approval of the Company's 2005 Incentive Compensation Plan,
(ii) for the approval of the Company's 2005 Non-Employee Directors Stock Option Plan, (iii) for the approval and ratification of the selection of the Company's independent auditors, and (iv) for approval of all other matters. Abstentions will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the approval of the Company's 2005 Incentive Compensation Plan, approval of the Company's 2005 Non-Employee Directors Stock Option Plan, ratification of the selection of the Company's independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote. Broker non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote.

Voting Your Proxy

                  Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

                (i) The election to the Board of Directors of the eight nominees named in this Proxy Statement;
                (ii) The adoption of the Company's 2005 Incentive Compensation Plan;
                (iii) The adoption of the Company's 2005 Non-Employee Directors
                      Stock Option Plan; and
                (ii) The ratification of action taken by the Board of Directors in selecting Deloitte & Touche LLP as independent registered public accountants for the Company.

                  As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                  A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

Costs of Solicitation

                  The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.

                              ELECTION OF DIRECTORS

                  The By-laws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors has fixed the number of directors at nine members and proposes the election of the eight persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Following the Annual Meeting, the Board of Directors plans to reduce the size of the Board of Directors to eight members since Norman Gayle has determined not to stand for reelection. You may not vote your proxy for more than eight directors even though the number of directors is currently set at nine. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

                  The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:


Name                                        Age           Principal Occupation             Director Since
----                                        ---           --------------------             --------------
Thomas A. Broughton, III                    49    President and Chief Executive                 1986
                                                  Officer of ServisFirst Bank

Barry B. Donnell                            65    Chairman of the Board of the Company          1986

Lee Roy Jordan                              63    President of Lee Roy Jordan Redwood           1993
                                                  Lumber Company
                                                  (lumber supply business)

A. Douglas Jumper, Sr.                      72    Owner of J&J Properties                       1997
                                                  (owns, manages and leases commercial
                                                  buildings)

John W Lowe                                  63   Partner, Lowe, Mobley & Lowe                  1984
                                                  (law firm)

David A. Roberson                            48   President and Chief Executive                 1996
                                                  Officer of the Company

Bobby Tesney                                 60   Vice Chairman of Brown Jordan                 2003
                                                  International, Inc.
                                                  (casual and contract furniture
                                                  manufacturer)

J. Don Williams                              55   Senior Vice President, Chief                  2003
                                                  Financial Officer and Secretary of
                                                  Altec, Inc.
                                                  (mobile equipment manufacturer)


                  Mr. Jumper became a member of the Board of Directors effective upon the merger involving Belmont Homes, Inc. ("Belmont"), pursuant to which Belmont became a wholly owned subsidiary of the Company as of December 1997. Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Mr. Tesney, who served as President and Chief Executive Officer of WinsLoew Furniture, Inc. until January 2002, and Mr. Broughton, who served as Chairman of First Commercial Bank until August 2004. Mr. Tesney also serves as a director of Brown Jordan International, Inc.

                              CORPORATE GOVERNANCE

Code of Ethics

                  The Company has adopted a Code of Ethics, which applies to all the Company's employees, including the Company's Chief Executive Officer and Chief Financial Officer, and the Company's Board of Directors. A copy of the Company's Code of Ethics is posted on the Company's website (www.cavhomesinc.com). The Company intends to post amendments to and waivers from its Code of Ethics (to the extent applicable to the Company's directors or executive officers) on the Company's website (www.cavhomesinc.com), and will also file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing any such amendments or waivers.

Director Attendance

                  During 2004, the Board of Directors of the Company held four regular meetings and two special meetings. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served in 2004. The Company encourages all members of the Board of Directors to attend the annual meeting of stockholders and in 2004, all current members of the Board of Directors were in attendance at the 2004 Annual Meeting of Stockholders. One of our directors, Norman W. Gayle, III, is not standing for re-election.

                  The Board of Directors has increased its focus on training and corporate governance in recent years. As an example, Messrs. Donnell and Lowe attended the Vanderbilt Directors College in 2004, a two day seminar designed to educate board members to function more effectively in a changing corporate governance environment. The Board hopes to send additional directors to this type of educational event in future years.

Committees of the Board of Directors

                  The Board of Directors has four standing committees: the Executive Committee, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The Executive Committee is composed of David A. Roberson, Barry B.Donnell and John W Lowe and is authorized to act in place of the full Board of Directors in certain circumstances.

Compensation Committee

                  The Compensation Committee, which held two meetings in 2004, is composed of Norman W. Gayle, III, Chair, Thomas A. Broughton, III, Lee Roy Jordan and J. Don Williams. The Compensation Committee administers the Company's stock option plans (other than the Nonemployee Directors Plan) and sets the compensation of the executive officers of the Company. The Compensation Committee operates under a charter approved by the Board. The charter is posted on the Company's website at www.cavhomesinc.com.

                  The Board selected the members of the Compensation Committee on May 19, 2004. On September 20, 2004, the Board named Thomas A. Broughton, III to the Compensation Committee to replace departing Board member John Allison. All of the members of the Committee are independent within the meaning of the listing standards of the American Stock Exchange. Mr. Gayle is not standing for re-election to the Board of Directors, and will serve on the Compensation Committee until his current term as a director ends on the date of the Annual Meeting. The Board of Directors will name a new chair of the Compensation Committee at the Board of Directors meeting immediately following the Annual Meeting.

Nominating and Governance Committee

                  The Nominating and Governance Committee held no meetings during 2004. The Nominating and Governance Committee is currently composed of Thomas A. Broughton, III, Bobby Tesney, Lee Roy Jordan and A. Douglas Jumper, Sr., Chair. The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, and recommends to the Board of Directors the director nominees for the next annual meeting of stockholders. The Nominating and Governance Committee is also charged with developing and recommending to the Board of Directors corporate governance principles appropriate for the Company, in accordance with the guidelines and requirements established by the Securities and Exchange Commission ("SEC"). The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on the Company's website at www.cavhomesinc.com.

                  The Board selected the members of the Nominating and Governance Committee on May 19, 2004, as shown above. All of the members of the Committee are independent within the meaning of the listing standards of the American Stock Exchange.

Audit Committee

                  The Audit Committee held eleven regular meetings during 2004. The Audit Committee is currently composed of Bobby Tesney, A. Douglas Jumper, Sr., Norman W. Gayle, III and J. Don Williams. The Audit Committee, among other things, exercises sole authority over the selection each year of the Company's independent registered public accountants, preapproves all audit and non-audit services to be provided by the Company's independent registered public accountants, reviews and evaluates the performance of the Company's auditors, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent registered public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent registered public accountants to determine, among other things, that the non-audit services performed by such auditors do not compromise their independence. The Audit Committee also approves all related party transactions.

                  The Board selected the members of the Audit Committee on May 19, 2004, as shown above. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Tesney, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the American Stock Exchange. Mr. Gayle is not standing for re-election to the Board of Directors, and will serve on the Audit Committee until his current term as a director ends on the date of the Annual Meeting. The Board of Directors will determine whether to add an additional director to the Audit Committee to replace Mr. Gayle at the Board of Directors meeting immediately following the Annual Meeting.

Director Independence

                  The Board of Directors has determined that each of the following directors are independent of the Company in that such directors have no material relationship with the Company either directly or indirectly as a partner, shareholder or affiliate of an organization that has a relationship with the Company:

                  o        Thomas A. Broughton, III
                  o        Norman W. Gayle, III
                  o        Lee Roy Jordan
                  o        A. Douglas Jumper, Sr.
                  o        Bobby Tesney
                  o        J. Don Williams

Mr. Roberson serves as an executive officer of the Company, and Mr. Donnell retired as an executive officer of the Company effective December 31, 2004. Mr. Lowe receives fees from the Company in connection with his representation of the Company in legal matters. While Mr. Broughton previously served as Chairman of the Board of the Company's primary lender, he resigned from this position during 2004 and no longer has a material relationship with the Company other than in his position as a director. On September 20, 2004, the Board determined that Mr. Broughton had no material relationship with the Company that would prevent him from being deemed to be independent.

Nomination of Directors

                  The Nominating and Governance Committee considers candidates for Board membership suggested by its members, other Board members and stockholders of the Company. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Chairman of the Board or any member of the Nominating and Governance Committee in writing at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301 with whatever supporting material the stockholder considers appropriate. Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy certain criteria set by the Board of Directors and detailed below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather background information with respect to professional, educational and community activities, interview the candidate, determine the candidate's willingness to serve, and review with the candidate the time requirement involved. It will also recommend and provide the opportunity for the prospective member to meet with the Company's Board members (individually or as a group) and Company management (individually or as a group). Candidates are selected for their good character, judgment and willingness to devote adequate time to Board duties. Assessment of potential candidates includes issues of diversity, age and skills in the context of an assessment of the perceived needs of the Board at that time.

Communication with Board of Directors

                  Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Chairman of the Board at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301. The Chairman will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Chairman, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee.

Director Compensation

                  During 2004, the Company paid each non-employee director $2,500 for each Board meeting he attended and $250 for each telephone conference Board meeting in which he participated. Non-employee directors who were members of committees also received $750 for attendance at each committee meeting held on a date when no Board meeting was held and $250 for each committee meeting held by conference telephone. Effective January 1, 2005, the Board of Directors adopted a new fee schedule for compensation of non-employee directors. Each non-employee director now receives $15,000 per year as an annual retainer, $2,500 for each Board meeting attended and $1,000 for each telephone conference Board meeting in which the director participates. In addition, the Chairman of the Board will receive an annual fee of $10,000. Chairmen of the Audit, Compensation and Nominating and Governance Committees now receive annual retainers of $15,000, $5,000 and $5,000 respectively, and each member of each of these committees receives $1,500 ($2,500 for Audit Committee members) for attendance at each committee meeting and $1,000 for participating in telephone conference committee meetings. Directors who attend committee meetings on the same dates as Board meetings are held will be compensated for attending both the Board meeting and the committee meeting. Non-employee directors serving on the Executive Committee receive a $5,000 annual retainer. Directors who are also employees of the Company do not receive additional compensation for Board service. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

                  Pursuant to the Company's 1993 Amended and Restated Non-employee Directors Stock Option Plan (the "Non-employee Directors Plan"), options to purchase 20,000 shares of Common Stock are granted to each non-employee director upon first being elected to the Board of Directors. In addition to such initial grants, annually on January 2, each non-employee director who has served as a director of the Company during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of Common Stock; provided, however, that no director of the Company may be granted options to purchase more than 125,000 shares of stock under the Non-employee Directors Plan. All such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Non-employee Directors Plan generally have a term of ten years, and are exercisable at any time beginning six months after the date of grant; provided, however, that no option is exercisable unless at all times during the period from the date of grant and ending twelve months before the date of exercise, the optionee was a director of the Company. Messrs. Broughton, Jordan and Lowe are no longer eligible to receive awards under the Non-employee Directors Plan because each of them has received the maximum number of options allowed under the plan.

                  On April 5, 2005, the Board of Directors adopted, subject to stockholder approval, the 2005 Non-Employee Directors Stock Option Plan (the "2005 Directors Plan") to replace the 1993 Amended and Restated Nonemployee Directors Stock Option Plan. Pursuant to the terms of the 2005 Directors Plan, each non-employee director will receive options to purchase 5,000 shares of Common Stock at fair market value upon first being elected to the Board of Directors. Additionally, annually on January 2, each non-employee director who has served as a director of the Company during the calendar year immediately preceding such date will receive an option to purchase 5,000 shares of Common Stock at fair market value. For additional terms of the 2005 Directors Plan, see the discussion below under "Proposal to Approve 2005 Non-Employee Directors Stock Option Plan."

              PROPOSAL TO APPROVE 2005 INCENTIVE COMPENSATION PLAN

Background

                  Subject to stockholder approval, the Board of Directors has adopted the Cavalier Homes, Inc. 2005 Incentive Compensation Plan (the "2005 Incentive Plan") and is proposing that the 2005 Incentive Plan be approved by the Company's stockholders at the Annual Meeting to enable the Company to design appropriate awards and incentives. The amount and nature of the proposed awards under the 2005 Incentive Plan have not yet been determined; however, the maximum number of shares of Common Stock which may be awarded under the 2005 Incentive Plan has been capped at 1.5 million shares. A copy of the 2005 Incentive Plan is set forth in full in Appendix A to this proxy statement, and the following description of the 2005 Stock Incentive Plan is qualified in its entirety by reference to Appendix A.

                  The Board of Directors believes that the 2005 Incentive Compensation Plan is an important factor in attracting, retaining and motivating key employees and consultants of the Company and its affiliates. The Board believes the Company needs the flexibility both to have an increased reserve of Common Stock available for future equity-based awards, and to make future awards in a form other than stock options.

                  As of December 31, 2004, 2,882,018 shares of Common Stock are reserved for issuance pursuant to outstanding options granted under the Company's 1996 Key Employee Stock Incentive Plan (the "1996 Plan"). As of the Record Date, the 1996 Plan has 986,501 shares of Common Stock that remain available for grant. If the 2005 Incentive Plan is not approved by the stockholders at the Annual Meeting, the 1996 Plan will remain in effect in accordance with its terms, and 986,501 shares of Common Stock will remain available for future stock awards. If the 2005 Incentive Plan is approved by stockholders at the Annual Meeting, the Company will not make future grants under the 1996 Plan and the 1996 Plan will be terminated; however, the 986,501 shares of Common Stock that remain available under the 1996 Plan at the time of its termination will be incorporated into the 2005 Incentive Plan, along with any shares subject to options previously granted under the 1996 Plan which lapse, terminate or are canceled up to a maximum of 1,500,000 shares. Furthermore, the termination of the 1996 Plan will not affect any options which are outstanding and unexercised under that Plan. The Executive Incentive Compensation Plan will also be canceled if the 2005 Incentive Plan is approved by the stockholders. Additionally, if the 2005 Incentive Plan is approved by stockholders, the Board intends to cause the shares of Common Stock that will be available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at the Company's expense.

Summary of 2005 Incentive Plan

                  The following summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the 2005 Incentive Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2005 Incentive Plan.

Purpose

                  The purpose of the 2005 Incentive Plan is to provide incentives and awards to key employees and consultants of the Company and its affiliates (collectively referred to as "Eligible Persons") for the purpose of attracting, retaining and motivating such persons.

Shares Subject to the 2005 Incentive Plan

                  The 2005 Incentive Plan provides that up to a maximum of 1,500,000 shares of Common Stock may be issued pursuant to Awards under the 2005 Incentive Plan, which amount is determined by incorporating into the 2005 Incentive Plan any shares reserved for issuance under the 1996 Plan in excess of the number of options awarded under the 1996 Plan, including any shares subject to options previously granted under the 1996 Plan which lapse, terminate or are canceled. These shares shall be authorized but unissued shares. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2005 Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law.

Administration; Term of the 2005 Incentive Plan

                  Either the Board of Directors or a committee appointed by the Board will administer the 2005 Incentive Plan. The committee exercising discretion under the 2005 Incentive Plan from time to time, or the Board if no such committee has been appointed, is referred to as the "Committee." The Compensation Committee of the Board of Directors is currently acting as the Committee for purposes of the 2005 Incentive Plan. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to make Awards to Eligible Persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the Committee is to consist of two or more directors who are "outside directors" for purposes of that Code section.

                  Subject to the terms of the 2005 Incentive Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock or stock appreciation rights to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2005 Incentive Plan and its administration, to interpret and construe the 2005 Incentive Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2005 Incentive Plan. Within the limits of the 2005 Incentive Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them. All determinations and decisions made by the Committee pursuant to the 2005 Incentive Plan shall be final, conclusive and binding.

                  The 2005 Incentive Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2005 Incentive Plan. The 2005 Incentive Plan releases these individuals from liability for good faith actions associated with the 2005 Incentive Plan's administration.

                  The 2005 Incentive Plan is to become effective on the date of its approval by the stockholders of the Company and is to remain in effect until April 5, 2015, subject to the Board of Director's right to terminate the 2005 Incentive Plan at an earlier date.

Eligibility

                  The Committee may grant options that are intended to qualify as incentive stock options ("ISOs") only to employees, and may grant all other Awards to Eligible Persons. The 2005 Incentive Plan and the discussion below use the term "Participant" to refer to an Eligible Person who has received an Award. The 2005 Incentive Plan provides that no more than 150,000 shares of Common Stock may be issued over any period of three consecutive calendar years to any Participant under the 2005 Incentive Plan. As of March 28, 2005, approximately 200 officers and other key employees of the Company and its affiliates would have been eligible to participate in the 2005 Incentive Plan.

Options

                  Options granted under the 2005 Incentive Plan provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify ("Non-ISOs"). The 2005 Incentive Plan also provides that ISO treatment is not available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Stock Appreciation Rights (SARs)

                  A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The 2005 Incentive Plan provides for the grant of SARs, either in tandem with options or on a freestanding basis. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

Exercise Price for Options and SARs

                  The exercise price of options may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award, and the exercise price of SARs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Common Stock subject to the Award for Participants who own more than ten percent of our shares of Common Stock on the grant date. As of the Record Date, the closing price of a share of Common Stock on the American Stock Exchange was $5.36 per share.

Exercise of Options and SARs

                  To the extent exercisable in accordance with the Award Agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder's termination of employment or service. Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.

                  The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company's outstanding shares of Common Stock).

Awards of Restricted Stock and Performance Shares

                  The 2005 Incentive Plan provides for the award of shares of restricted stock that are forfeitable until certain vesting requirements are met. The 2005 Incentive Plan provides the Committee with discretion to determine the term and conditions under which a Participant's interests in such Awards become vested. Restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

                  The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The Participant cannot sell, transfer, pledge or assign shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the Participant. During the period of restriction, the Participant may exercise full voting rights and will be credited with all dividends payable with respect to the restricted stock. Such dividends may be payable to the Participant or subject to additional restrictions as determined by the Committee and set forth in the Award Agreement. The Award Agreement will also set forth the extent, if any, to which the Participant will have the right to receive unvested restricted stock following termination of employment.

                  In addition to restricted stock, the Committee may award performance shares to eligible employees. The value of a performance share will equal the fair market value of a share of Common Stock. The number of performance shares granted or the vesting of the granted performance shares can be contingent on the attainment of certain performance goals or other conditions over a period of time (the "performance period"), all as determined by the Committee and evidenced by an Award Agreement to be entered into with the Participant. During the performance period, the Committee will determine whether any performance shares have been earned. Earned performance shares may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the performance shares as of the payment date. Common Stock used to pay earned performance shares may have additional restrictions as determined by the Committee. In addition, the Committee may cancel any earned performance shares and replace them with stock options determined by the Committee to be of equivalent value based on a conversion formula specified in the Participant's performance share Award Agreement. Except as otherwise provided in the Award Agreement, performance shares may not be sold, transferred, pledged or assigned, other than by will or the laws of descent and distribution.

Covered Employee Annual Incentive Award

                  The Committee shall adopt an objective formula for computing amounts payable as Covered Employee Incentive Awards to "covered employees" in accordance with Section 162(m) of the Code. The Committee may establish objective performance targets for such Awards, which targets will be established by the Committee on a timely basis to ensure that the targets are considered "pre-established" for purposes of Section 162(m) of the Code. No Covered Employee Incentive Award shall be payable until the Committee has certified in writing that the specified performance goals have been met. Payment of any Covered Employee Incentive Award may be made in cash, shares or a combination of both cash and shares and the aggregate value of such Award may not exceed $2,000,000 for any calendar year. Notwithstanding attainment of the performance goals, the Committee shall have the discretion to reduce or eliminate an Award that would be otherwise paid. The Committee may adopt written policies for implementation of Covered Employee Incentive Awards, which guidelines shall at all times reflect the intention that all such payments qualify as performance-based compensation under Section 162(m) of the Code.

Income Tax Withholding

                  As a condition for the issuance of shares of Common Stock pursuant to Awards, the 2005 Incentive Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock. The 2005 Incentive Plan permits a Participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the Plan, by having the Company withhold from the Participant a number of shares of Common Stock otherwise issuable under the Award having a fair market value equal to the applicable withholding tax obligations.

U.S. Federal Income Tax Consequences. Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant's overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

                  Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

                  ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no regular income tax consequences to the Participant upon exercise of an ISO. If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements is not met, then a "disqualifying disposition" occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain "wash" sales, gifts or sales to related persons) will be characterized as capital gain or loss.

                  The spread between the exercise price and the fair market value of the stock purchased on the date of exercise of an ISO is treated as an adjustment item for alternative minimum tax ("AMT") purposes. A Participant's AMT income in computed by adding the spread on exercised ISOs to the Participant's regular taxable income along with any other AMT adjustments or preferences. If a Participant's AMT exceeds his regular tax for the year of exercise, the Participant is due to pay the higher amount. On the other hand if AMT is less than regular tax, the Participant is due to pay only the regular tax amount and inclusion of the AMT adjustments will have no effect on the Participant's federal income tax bill. A Participant who is subject to the AMT for a taxable year as a result of exercising ISOs may be entitled to claim a minimum tax credit against regular income tax in a succeeding taxable year.

                  Once a Participant exercises an ISO during a taxable year, the attendant AMT adjustment cannot be avoided. However, if a disqualifying disposition of ISO stock is made during the same taxable year in which the ISO is exercised, the amount of the AMT adjustment is limited to the lesser of: (i) the spread between fair market value on the date of the disqualifying disposition and the exercise price paid, and (ii) the spread between the fair market value on the date of exercise and the exercise price paid.

                  SARs. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

                  Restricted Stock and Performance Shares. In general, a Participant will not recognize income at the time of grant of restricted stock or performance shares, unless the Participant elects with respect to restricted stock to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted stock over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock the Participant receives when the Award vests. The same tax consequences apply to performance shares.

                  Covered Employee Incentive Awards. Normally, a Participant will not recognize income upon the grant of a covered employee annual incentive award. Subsequently, when payment is made with respect to the Award, the cash received will constitute ordinary income to the Participant. The Company also will then be entitled to a deduction in the same amount.

                  Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not "performance-based" within the meaning of Code section 162(m) in certain circumstances.

                  General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of certain important tax consequences concerning a grant of Awards under the 2005 Incentive Plan and the disposition of shares thereunder in existence as of the date of this proxy statement. Special rules may apply to the Company's officers and greater than 10% stockholders. Participants in the 2005 Incentive Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

Section 162(m) of the Code

                  Compensation from the exercise of options and SARs that are granted under the 2005 Incentive Plan and that have an exercise price at least equal to fair market value at the date of grant should be treated as "performance-based" compensation for purposes of Code section 162(m). In addition, the 2005 Incentive Plan authorizes the Committee to make Awards of restricted stock or performance shares or covered employee incentive awards that are conditioned on the satisfaction of certain performance criteria. For such Awards intended to result in "performance-based" compensation, the Committee will establish prior to, or within the permitted period of time after the commencement of, the applicable performance period the applicable performance criteria. The Committee may select from among the following objective performance measures for such purposes: (a) net earnings or net income (before or after taxes and/or bonuses or covered employee incentive awards); (b) earnings per share; (c) return measures (including, but not limited to, return on assets, capital, equity, sales or revenue); (d) net sales or revenue growth;
(e) net operating profit (before or after taxes); (f) cash flow; (g) earnings before or after taxes, interest, depreciation or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price; (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; or (p) working capital targets. The performance criteria are to be stated in the form of an objective, non-discretionary formula and the Committee will certify in writing the attainment of such performance criteria prior to any payout with respect to such Awards.

Changes in Capitalization; Change in Control

                  In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number and class of shares of Common Stock with respect to which Awards may be made under the 2005 Incentive Plan, and the number, class and price of shares subject to outstanding Awards under the 2005 Incentive Plan are to be adjusted by the Committee as it determines to be appropriate and equitable in its discretion. The acceleration of exercisability of ISOs may cause some options to exceed the $100,000 ceiling and therefore be disqualified as ISOs.

                  The 2005 Incentive Plan provides that in the event of a change in control of the Company, all options and SARs will become and remain fully exercisable as of the date of the change in control. Outstanding Awards of restricted stock and performance shares will become immediately vested and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

Term of 2005 Incentive Plan; Amendments and Termination

                  The term of the 2005 Incentive Plan is ten years from April 5, 2005, the date it was approved by the Board. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the 2005 Incentive Plan; provided that no amendment, suspension or termination of the 2005 Incentive Plan shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company's capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the 2005 Incentive Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

New Plan Benefits

                  The Committee will grant Awards under the 2005 Incentive Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2005 Incentive Plan.

Vote Required

                  Approval of the 2005 Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation

                  The Board of Directors unanimously recommends that you vote "FOR" the approval of the 2005 Incentive Compensation Plan.

        PROPOSAL TO APPROVE 2005 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Background

                  Subject to stockholder approval, the Board of Directors has adopted the Cavalier Homes, Inc. 2005 Non-Employee Directors Stock Option Plan (the "2005 Directors Plan") and is proposing that the 2005 Directors Plan be approved by the Company's stockholders at the Annual Meeting to enable the Company to attract and retain highly qualified non-employee directors. The amount and nature of the proposed awards under the 2005 Directors Plan are described below. A copy of the 2005 Directors Plan is set forth in full in Appendix B to this proxy statement, and the following description of the 2005 Directors Plan is qualified in its entirety by reference to Appendix B.

                  The Board of Directors believes that stock options are an important element of director compensation because they help ensure that directors' interests are aligned with those of the Company's stockholders. Further, stock options are a key part of a total compensation package designed to enable the Company to attract, retain and motivate directors suitable to promote the Company's growth and competitive success. At the Annual Meeting, stockholders are being asked to approve the 2005 Directors Plan.

                  As of December 31, 2004, 96,718 shares of Common Stock are reserved for issuance pursuant to outstanding options granted under the Company's 1993 Amended and Restated Non-Employee Directors Stock Option Plan (the "1993 Directors Plan"). As of the Record Date, the 1993 Directors Plan has 71,718 shares of Common Stock that remain available for grant. If the 2005 Directors Plan is not approved by the stockholders at the Annual Meeting, the 1993 Directors Plan will remain in effect in accordance with its terms, and 71,718 shares of Common Stock will remain available for future stock awards. If the 2005 Directors Plan is approved by stockholders at the Annual Meeting, the Company will not make future grants with respect to the 71,718 shares of Common Stock that remain available for grant under the 1993 Directors Plan and the 1993 Directors Plan will be terminated. Such termination will not affect the exercisability of options outstanding under such Plan at the time of termination. Additionally, if the 2005 Directors Plan is approved by stockholders, the Board intends to cause the shares of Common Stock that will be available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at the Company's expense.

Summary of 2005 Directors Plan

                  The following summary is not intended to be complete and reference should be made to Appendix B for a complete statement of the terms and provisions of the 2005 Directors Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2005 Directors Plan.

Purpose

                  The purpose of the 2005 Directors Plan is to attract and retain the best available individuals for service as non-employee directors of the Company, to encourage their continued service as non-employee directors, and to provide non-employee directors with an increased economic and proprietary interest in the Company to encourage them to contribute to the success and progress of the Company. The Company believes that stock options are an important element of director compensation because they help ensure that directors' interests are aligned with those of the Company's stockholders. Further, stock options are a key part of a total compensation package designed to enable the Company to attract, retain and motivate directors suitable to promote the Company's growth and competitive success.

Shares Subject to the 2005 Incentive Plan

                   Subject to certain anti-dilution provisions discussed below, the aggregate number of shares of Common Stock that may be issued pursuant to stock options issued under the 2005 Directors Plan may not exceed 500,000. Whenever any stock option expires, is canceled, forfeited or is otherwise terminated, in whole or in part, for any reason without having been exercised or payment having been made in respect thereof, the shares of Common Stock subject to that portion of the stock option may again be the subject of stock options granted under the 2005 Directors Plan.

Administration

                  The 2005 Directors Plan is administered by (i) the Compensation Committee of the Company, or such other committee as the Board of Directors shall designate, which shall consist of not less than two Outside Directors (the "Committee") and (ii) the Board of Directors; however, neither the Board, the Committee nor any other person has any discretion to select which non-employee directors will be granted stock options under the 2005 Directors Plan or to determine the number of shares to be covered by stock options granted to non-employee directors. The Committee does have the authority to approve the form of stock option agreement that will be used to evidence grants of stock options under the 2005 Directors Plan, which agreement must contain terms which are not inconsistent with the provisions of the 2005 Directors Plan. The Committee (or the Board, as appropriate) has the authority to interpret the 2005 Directors Plan.

Eligibility

                  The 2005 Directors Plan provides that options may be granted only to members of the Company's Board of Directors who are not employees of the Company or any of its affiliates. These individuals are referred to in this proxy statement as non-employee directors of the Company. Currently, seven of the Company's eight director nominees are non-employee directors and are eligible to participate in the 2005 Directors Plan.

Terms and Conditions of Options

                  Non-Discretionary Grants. Stock option grants under the 2005 Directors Plan are non-discretionary. Each person (other than a person who is already a member of the Company's Board of Directors and also an employee of the Company or an affiliate) who first becomes a non-employee director of the Company after the effective date of the 2005 Directors Plan is automatically granted, on the date such person becomes a non-employee director, a one-time option to purchase 5,000 shares of Common Stock. On January 2, 2006 and each January 2 thereafter that the 2005 Directors Plan is in effect, each non-employee director who has been a director during the calendar year immediately preceding such date is automatically granted an option to purchase 5,000 shares of Common Stock.

                  Exercise Price. In no event may options be granted with an exercise price below 100% of the Common Stock's fair market value on the date of the grant. In addition, the exercise price for options granted to participants who own stock of the Company representing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate may not be less than 110% of the Common Stock's fair market value on the date of the grant. On March 28, 2005, the closing price of the Common Stock of the Company on the American Stock Exchange was $5.36 per share.

                  Vesting. Each stock option granted under the plan becomes exercisable over the 12-month period following the date of grant. Stock option grants become exercisable at a rate of 1/12th of the shares subject to the stock option on each monthly anniversary of its date of grant, beginning with the first such monthly anniversary. In all cases, vesting is conditioned upon continued service from the grant date and during each vesting period by the non-employee director as a director of the Company.

                  Transferability, Payment and Other Provisions Applicable to Options. Stock options granted under the 2005 Directors Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime, or upon the death of a director, his or her successors or assigns. No stock option granted under the 2005 Directors Plan shall be exercisable unless at all times during the period beginning on the date of grant and ending on the day which is eighteen months before the date of exercise, the optionee was a director of the Company or of a successor to the Company. The Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.

                  Expiration. Options granted under the 2005 Directors Plan expire ten years after the date of grant.

                  Termination of Service as a Director. If the non-employee director's status as a director of the Company is terminated for any reason, other that death, disability or for cause (as defined below), stock options may be exercised to the extent they were exercisable on the date of termination within six (6) months after the termination, but in no event later than the expiration date of the term of the stock option. If a non-employee director should die or become disabled while a director of the Company, stock options may be exercised to the extent they were exercisable on the date of termination at any time within eighteen (18) months after the date of death or disability but in no event later than the expiration of the term of the stock option. If a non-employee director's status as a director of the Company is terminated for cause, any stock options held by such director shall terminate immediately upon such termination. "Cause" is defined as a good faith express determination by the Board of Directors that the non-employee director has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board of Directors that the non-employee director has been derelict in, has breached or has grossly neglected the director's duty to the Company.

Changes in Capitalization; Change in Control

                  In the event that the outstanding shares of Common Stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend occurring after the date of the approval by the stockholders of the 2005 Directors Plan, (a) the aggregate number and class of shares which may be issued and sold will be adjusted appropriately and (b) rights under outstanding options which have been granted and are outstanding, both as to the number and class of shares and the option price, will be adjusted appropriately.

                  In the event of a change in control (as defined in the 2005 Directors Plan), each outstanding option will terminate, but each optionee will have the right, immediately prior to such change in control, to exercise outstanding options in full, regardless of whether the option by its terms is at such time immediately exercisable in full.

Amendment and Termination

                  The Board of Directors may amend, alter, suspend or terminate the 2005 Directors Plan at any time. Approval of the Company's stockholders is required for any amendment to the 2005 Directors Plan to the extent necessary or desirable to comply with any applicable law or regulation, including the requirements of any stock exchange or quotation system on which the Common Stock may be listed. Without limiting the foregoing, the Board of Directors may not, without the approval of the stockholders, amend the 2005 Directors Plan to (i) materially increase the total number of shares of stock subject to the 2005 Directors Plan, other than via a change in capitalization; (ii) materially increase the benefits accruing to participants under the 2005 Directors Plan;
(iii) extend the term of the 2005 Directors Plan; (iv) reduce the exercise prices of outstanding options; or (v) materially modify the requirements for eligibility for participation in the 2005 Directors Plan. No action by the Board of Directors or stockholders may alter or impair any option previously granted under the 2005 Directors Plan without the consent of the non-employee director. Unless terminated earlier, the 2005 Directors Plan will terminate ten years after its effective date and no further options will be granted.

Federal Income Tax Consequences

                  The following is a general summary of the United States federal income tax consequences to the Company and participants resulting from the grant and exercise of options granted under the 2005 Directors Plan and the disposition of the stock acquired upon the exercise of such options. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign laws. In addition, the tax consequences to a participant may differ depending upon the participant's individual circumstances. The Company urges the participant to consult his or her personal tax advisor, prior to exercising his or her options, with regard to all tax consequences arising from the grant or exercise of options, and the disposition of any stock acquired pursuant to the exercise of an option.

                  Stock options granted under the 2005 Directors Plan are subject to federal income tax treatment pursuant to rules governing options that are not ISOs.

                  There are no tax consequences to the non-employee director or the Company by reason of the grant of a stock option under the 2005 Directors Plan. Upon exercise of the stock option, the non-employee director generally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the exercise date over the option exercise price, and the Company will be entitled to a deduction in the same amount. The non-employee director's holding period with respect to the stock for capital gain purposes will begin on the date of exercise. Upon disposition of the stock acquired upon exercise of an option, the optionee generally will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid to exercise the stock option plus any amount recognized as ordinary income upon exercise of the option. This gain or loss will be long or short term depending on whether or not the stock was held for more than one year. A director's disposition of stock acquired upon exercise of a stock option has no tax consequences to the Company.

New Plan Benefits

                  Options under the 2005 Directors Plan may only be granted to non-employee directors of the Company. As a result, the Company's non-employee directors, as a group, will receive all stock options that may be granted under the 2005 Directors Plan.

Vote Required

                  Approval of the 2005 Directors Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation

                  The Board of Directors unanimously recommends that you vote "FOR" the approval of the 2005 Non-Employee Directors Stock Option Plan.

                             AUDIT COMMITTEE REPORT

                  In compliance with the requirements of the American Stock Exchange (Amex), the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. On March 24, 2004, the Audit Committee amended and restated its charter, and the Amended and Restated Audit Committee Charter is available on the Company's website at www.cavalierhomebuilders.com under the heading "Investor Relations" and the subheading "Corporate Governance." In connection with the performance of its responsibilities under its charter, the Audit Committee has:

                  o Reviewed and discussed the audited financial statements of the Company with management;

                  o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

                  o Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

                  o Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                                         AUDIT COMMITTEE

                                                         Bobby Tesney (Chair)
                                                         Norman W. Gayle, III
                                                         A. Douglas Jumper, Sr.
                                                         J. Don Williams

                    RATIFICATION AND APPROVAL OF APPOINTMENT
                  OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                  At the direction of the Audit Committee, the Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Deloitte & Touche LLP as the independent registered public accountants for the Company for fiscal year 2005. Deloitte & Touche LLP has served as the Company's independent auditor since 1984. Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Deloitte & Touche LLP or if Deloitte & Touche LLP shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Audit Committee will select other auditors for the period remaining until the 2006 Annual Meeting of Stockholders when engagement of auditors is expected to again be subject to ratification by the stockholders at such meeting.

                  Representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.


Fee Disclosure

                  The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2004 and fiscal 2003.

                                                                   2004                       2003
                                                                   ----                       ----

                  (1) Audit Fees (a)                         $1,092,000                   $235,000

                  (2) Audit-related fees (b)                     73,000                     64,000

                  (3) Tax fees (c)                              160,000                    207,000

                  (4) All other fees (d)                              0                      8,000

(a) Fees for the audit of the Company's annual financial statements and, for 2004 ($839,948), the audit of the effectiveness of the Company's internal controls over financial reporting as required by Section 404 of Sarbanes-Oxley.

(b) Audit-related services for audits of an employee benefit plan and stand-alone subsidiary, consultations to assist in the adoption of new accounting pronouncements and review of regulatory filings.

(c) Non audit services for tax return preparation, tax compliance services, support services related to tax return audits and tax consulting related to company reorganization.

(d) Non audit services for attendance at Sarbanes-Oxley seminar.


                  Upon effectiveness of final rules promulgated by the Securities and Exchange Committee relating to approval of non-audit services in May 2003, our Audit Committee began pre-approving all audit-related services, tax services and other services provided by our independent auditor. In connection with such pre-approval, our Audit Committee concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                  The Chairman of the Audit Committee, Mr. Tesney, has authority to approve accounting projects of up to $20,000 per project, as long as such pre-approvals are brought to the attention of the Audit Committee at its next committee meeting. Any accounting projects that involve fees in excess of $20,000 must have full Audit Committee approval.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP.


                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Executive Officers

                  The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of
Directors:

Name                                                    Age              Position with the Company
----                                                    ---              -------------------------
David A. Roberson                                       48         President and Chief Executive Officer

Barry B. Donnell                                        65                 Chairman of the Board

Michael R. Murphy                                       59      Vice President, Chief Financial Officer and
                                                                            Secretary-Treasurer

Gregory A. Brown                                        47                Chief Operating Officer


                  Mr. Roberson has served as the Company's President and Chief Executive Officer since 1996. Mr. Donnell retired as an officer of the Company effective December 31, 2004, and has served as the Company's Chairman of the Board since 1986. Mr. Murphy has served as the Company's Chief Financial Officer and Secretary-Treasurer since 1996. Mr. Brown was named Chief Operating Officer in February 2002. Prior to becoming Chief Operating Officer, Mr. Brown had served as the Company's Director of Manufacturing Operations since 1999. From 1985 to 1999, Mr. Brown held various positions with Brigadier Homes, an operating division of the Company, serving lastly as General Manager.

Ownership of Equity Securities

                  Set forth below is information as of March 28, 2005, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors, other than Mr. Gayle, also constitute the nominees for election as directors at the Annual Meeting),
(b) the Company's President and Chief Executive Officer and the three other executive officers of the Company, and (c) all directors and executive officers of the Company as a group.


                                                       Number of            Percent
                                                          Shares            of Class
Name of Individual                                     Beneficially       Beneficially
or Persons in Group                                       Owned  1           Owned1
-------------------                                       -----              -----

Thomas A. Broughton, III                                 135,854   2            *
Gregory A. Brown                                         100,012   3            *
Barry B. Donnell                                       1,299,425   4         7.07%
  719 Scott Avenue, Suite 414
  Wichita Falls, Texas 76301
Norman W. Gayle, III                                      50,000   5            *
Lee Roy Jordan                                            63,687   6            *
A. Douglas Jumper, Sr.                                   926,900   7            5.14%


  P. O. Box 890 Booneville, Mississippi 38829
John W Lowe                                              160,204   8            *
Michael R. Murphy                                        200,234   9          1.10%
David A. Roberson                                        594,670  10          3.23%
Bobby Tesney                                              30,200  11            *
J. Don Williams                                           30,000  12            *
All  directors  and  executive   officers  (eleven     3,591,186  13         18.56%
persons)

                  In addition to Messrs. Donnell and Jumper, the following persons have reported ownership in the Company at a level greater than 5%, according to statements on Schedule 13G as filed by such persons with the Securities and Exchange Commission:

                                                       Number of            Percent
                                                          Shares            of Class
Name of Individual                                     Beneficially       Beneficially
or Persons in Group                                       Owned              Owned

Cramer Rosenthal McGlynn, LLC                           916,147 14            5.10%
  520 Madison Avenue
  New York, New York 10022
Dalton, Greiner, Hartman, Maher & Co.                  1,003,350 15           5.58%
  565 Fifth Avenue, Suite 2101
  New York, New York 10017
Dimensional Fund Advisors, Inc.                        1,232,392 16           6.86%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
Morgens, Waterfall, Vintiadis & Company, Inc.          1,318,500 17           7.4%
  600 Fifth Avenue, 27th Floor
  New York, New York 10020


         * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

         1 Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 28, 2005, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

         2 Includes 16,477 shares beneficially owned in an Individual Retirement Account and 33,900 shares owned by the minor children of Mr. Broughton. Includes 59,187 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         3 Includes 92,500 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         4 Includes 410,000 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustee, 100,000 shares beneficially owned in an Individual Retirement Account. Mr. Donnell has voting and investment power with respect to the shares of the Company held by the Donnell Foundation. Also includes 13,000 shares held in his wife's Individual Retirement Account and 7,000 shares owned directly by his wife. Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests. Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife and the shares held in his wife's Individual Retirement Account.

         5 Includes 25,000 shares of issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         6 Includes 59,187 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         7 Includes 47,400 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter. Also includes 90,000 shares held of record by the Thomas D. Keenum, Sr. Trust, of which Mr. Jumper is a co-trustee (but not a beneficiary) along with Mr. Keenum. Mr. Keenum and Mr. Jumper are first cousins, and the trust is primarily for the benefit of Mr. Keenum and his spouse and their descendants. Mr. Jumper disclaims beneficial ownership of the shares held in this trust.

         8 Includes 59,187 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         9 Includes 155,000 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter, 4,700 shares held in Mr. Murphy's Individual Retirement Account and 3,700 shares held in his wife's Individual Retirement Account. Mr. Murphy disclaims beneficial ownership of the shares held in his wife's Individual Retirement Account.

         10 Includes 6,510 shares beneficially owned in an Individual Retirement Account, 1,874 shares held in his wife's Individual Retirement Account, and 512 shares owned by the minor children of Mr. Roberson. Includes 17,761 shares held by a family limited partnership of which Mr. Roberson is the general partner. Includes 290,000 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter. Also includes 125,000 shares beneficially owned by the Estate of Jerry F. Wilson which are issuable pursuant to a stock option presently exercisable as of March 24, 2003, or within 60 days thereafter. Mr. Roberson is a co-executor (but not a beneficiary) of this estate along with Mr. Wilson's widow. Mr. Roberson disclaims beneficial ownership of the shares held in Mr. Wilson's estate.

         11 Includes 25,000 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         12 Includes 25,000 shares issuable pursuant to stock options presently exercisable as of March 28, 2005, or within 60 days thereafter.

         13  See notes 1-12 above.

         14 In a Schedule 13G filed February 11, 2005, Cramer Rosenthal McGlynn, LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole dispositive power over 916,147 shares. All information in this footnote was obtained from the Schedule 13G filed by Cramer Rosenthal McGlynn, LLC.

         15 In a Schedule 13G filed February 14, 2005, Dalton, Greiner, Hartman, Maher & Co., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole dispositive power over 1,003,350 shares. All information in this footnote was obtained from the
Schedule 13G filed by Dalton, Greiner, Hartman, Maher & Co.

         16 In a Schedule 13G filed on February 9, 2005, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,232,392 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

         17 In a Schedule 13G filed February 15, 2005, Morgens, Waterfall, Vintiadis & Co., Inc. ("Morgens Waterfall"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having shared power to vote or dispose of 1,318,500 shares. Morgens Waterfall filed as part of a group which included three advisory clients and two officers and directors of Morgens Waterfall. All information in this footnote was obtained from the
Schedule 13G filed by Morgens Waterfall.

                             EXECUTIVE COMPENSATION

                  The following tables, graphs and other information provide details concerning executive compensation.

Performance Graph

                  The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Nobility Homes,Inc., Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes, Inc.

                  Comparison of 5 Year Cumulative Total Return
        Assumes Initial Investment of $100 and Reinvestment of Dividends

                                [GRAPH]



                                  1999       2000       2001        2002       2003       2004
                                  ----       ----       ----        ----       ----       ----

Cavalier                        $100.00     $23.00     $76.24      $51.00     $78.35     $154.85

S&P 500                         $100.00     $90.89     $80.09      $62.39     $80.29     $89.02

Peer Group                      $100.00     $60.27     $108.75     $65.11     $86.31     $115.88


Report of the Compensation Committee

                  General. The Compensation Committee of the Board of Directors (the "Committee") consists of four directors, Norman W. Gayle, III (Chair), Thomas A. Broughton, III, Lee Roy Jordan and J. Don Williams. The Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Committee also reviews other matters relating to compensation of the Company's executive officers and administers the terms, conditions and policies of, and the benefits granted under, the Company's 1988 Nonqualified Stock Option Plan, the 1993 Amended and Restated Nonqualified Stock Option Plan, the 1996 Key Employee Stock Incentive Plan (the "1996 Plan") and the Executive Incentive Compensation Plan (the "EICP"). Upon approval by the stockholders, the Committee will assume responsibility for the 2005 Incentive Compensation Plan and the 2005 Non-Employee Directors Stock Option Plan. In addition, the Committee is responsible for administering options granted under the Belmont Homes, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors that were converted in the merger involving Belmont into options to purchase shares of the Company's Common Stock. For a further description of the functioning of the Committee, please see the Committee's charter which is posted on the Company's website at www.cavhomesinc.com.

                  Compensation Policies. The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased profitability and longer-term stockholder value. In this regard, the Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. In prior years, the Committee has granted annual bonuses under the EICP based on corporate performance in comparison to targets previously set by the Committee. The Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. The Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

                  The Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and return on equity and earnings per share in relation to an industry peer group (which generally are the companies in the industry group included in the index for the performance graph set forth above), and on the basis of the Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry and, to a lesser extent, a random selection of other companies. The Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock. In addition, in January 1998, the Company's Board of Directors adopted a policy that, in the event of any cancellation and repricing of options under the Company's 1996 Plan, the Company's Board of Directors will use all reasonable efforts to insure that the committee administering the Company's 1996 Plan requires that such cancellation and repricing be approved or ratified by the stockholders of the Company. In making executive compensation decisions, the Committee also considers the views of Mr. Roberson and any information provided by him.

                  The Committee previously awarded annual bonuses primarily under the EICP. Under the annual incentive program, the bonus is calculated as a percentage of incentive net income (as defined in the EICP) and provides that the percentage of incentive net income paid into the bonus pool varies based on the degree of achievement of the defined incentive net income target. Bonus amounts are based on a minimum level of performance, below which no incentive would be paid, and a maximum payment or "cap" on the amount of bonus which can be received.

                  In light of industry conditions in recent years and the Company's results of operations as a result of those conditions, the Committee determined to follow Mr. Roberson's lead in setting base salary, bonus and the other components of executive compensation. The Committee initially made no changes to executive base salary for 2004; however, on June 17, 2004, the Committee determined to increase 2004 executive base salaries in light of the Company's improved performance. As noted below, Mr. Roberson's salary was increased to $325,000, an amount that remained below the base salary he voluntarily relinquished in 2000. Mr. Murphy and Mr. Brown's base salaries were increased to the levels previously set in 2000. The Committee declined to set an EICP performance target for 2004, although it retained the ability to make awards outside of the EICP. Based on the Company's performance during 2004, the Committee awarded bonuses to the Company's executive officers outside of the terms of the EICP. The 2005 Incentive Compensation Plan contains a new incentive award structure for key employees which, if adopted by the Company's stockholders, will replace the EICP.

                  Chief Executive Officer Compensation. The Committee initially established Mr. Roberson's compensation for 2004 according to the policies, bases, relationships to corporate performance and restructuring of executive compensation that are discussed above as being applicable to the Company's executive officers generally. In July 2000, Mr. Roberson voluntarily reduced his base salary from $375,000 to $300,000, a 20% reduction of his 2000 base salary as set by the Committee. In light of continuing industry conditions, Mr. Roberson voluntarily reduced his base salary to $275,000 effective April 1, 2003, for a total cumulative reduction in salary of approximately 27% from his 2000 base salary level. The continuing impact of industry conditions on the Company's results of operations led the Committee, with the support of management, to decline to set a bonus objective for 2004.

                  On June 17, 2004, the Committee approved an increase of Mr. Roberson's salary to $325,000, a reinstatement of a portion of the base salary Mr. Roberson voluntarily relinquished in 2000. The increase was effective July 1, 2004, and was approved by the Committee in light of the Company's improved performance during the first half of 2004. On January 25, 2005, the Committee approved a $150,000 bonus for Mr. Roberson in light of the Company's improved performance over the course of 2004.

                  Mr. Roberson is eligible to participate in the Company's 401(k) plan, and was previously eligible to participate in a deferred compensation plan which was terminated as of December 31, 2002. Mr. Roberson also previously had a split dollar insurance agreement with the Company, pursuant to which the Company paid the premiums on a life insurance policy for Mr. Roberson's benefit, with the Company entitled to be reimbursement for the premiums paid out of the cash surrender value on cancellation of the policy or when the death benefits are paid. The passage of the Sarbanes-Oxley Act of 2002 created some ambiguities regarding the continuation of such split dollar insurance plans, and Mr. Roberson and the Company agreed to terminate his split dollar insurance agreement effective December 22, 2003. Under the provisions of the split dollar agreement termination, Mr. Roberson agreed to transfer the split dollar policy to the Company in complete satisfaction of all amounts payable to the Company under the split dollar agreement. The Company paid insurance premiums in the amount of $18,385 on behalf of Mr. Roberson during 2004 and also paid Mr. Roberson $11,244 to offset certain taxes Mr. Roberson incurred as a result of the insurance premium payments by the Company.

Members of the Compensation Committee:           Norman W. Gayle, III, Chairman
                                                 Thomas A. Broughton, III
                                                 Lee Roy Jordan
                                                 J. Don Williams

Summary Compensation Table

                  The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.


                                                                             Long-Term
                                                                           Compensation
                                                                           ------------
                       Annual Compensation Awards Payouts
                       ----------------------------------
                                                                      Securities
                                                                      Underlying      LTIP       All Other
Name and Principal Position            Year      Salary     Bonus      Options       Payouts    Compensation
---------------------------            ----      ------     -----      -------       -------    ------------

David A. Roberson -
   President and Chief Executive       2004     300,000  1  150,000        --           --         33,114  5
   Officer
                                       2003     281,250  2   -0-          --         62,357  4     19,120  6
                                       2002     300,000      -0-       100,000  3       -0-         5,282  7

Barry B. Donnell -
   Chairman of the Board               2004     122,500      -0-          --            --          3,978  5
                                       2003     140,625  2   -0-          --         71,522  4      3,120  6
                                       2002     225,000      -0-       100,000  3       -0-         4,023  7

Michael R. Murphy -
   Vice President, Chief Financial
   Officer and Secretary-Treasurer     2004     160,000  1   100,000      --            --          6,811  5
                                       2003     146,250  2   -0-          --         30,231  4      2,852  6
                                       2002     150,000      -0-        50,000  3       -0-         2,521  7

Gregory A. Brown -
   Chief Operating Officer             2004     230,000  1   100,000      --           --           7,693  5
                                       2003     213,750  2   -0-          --        149,534  4      3,400  6
                                       2002     225,000      -0-        50,000  3      -0-          3,400  7


         1 Effective July 1, 2004, the Board of Directors approved the reinstatement of certain base salary levels previously voluntarily reduced by Messrs. Roberson, Murphy and Brown. Mr. Roberson's base salary increased to $325,000 per year, a portion of the $375,000 per year he received in 2000. Mr. Murphy's base salary increased to $175,000 per year and Mr. Brown's base salary increased to $250,000 per year.

         2 Messrs. Roberson, Donnell, Murphy and Brown voluntarily agreed to reduce their salaries in April 2003, in light of Company performance and poor industry conditions. Mr. Roberson was paid at a base rate of $300,000 per year until April 1, 2003, when the amount decreased to $275,000. Mr. Donnell was paid at a base rate of $225,000 per year until April 1, 2003, when the amount decreased to $112,500. Mr. Murphy was paid at a base rate of $150,000 per year until April 1, 2003, when the amount decreased to $145,000. Mr. Brown was paid at a base rate of $225,000 per year until April 1, 2003, when the amount decreased to $210,000.

         3 Options granted to executive officers during 2002 were granted pursuant to the 1996 Plan. The 1996 Plan provides for, among other things, the granting of both incentive and non-qualified stock options. Options granted under the 1996 Plan are generally exercisable six months after the grant date and expire ten years from the date of grant.

         4 Amounts paid to Messrs. Roberson, Donnell, Murphy and Brown in connection with the termination of the deferred compensation plan, which amounts represent compensation earned and deferred in prior years.

         5 Includes matching contribution made by the Company to its 401(k) plan during 2004 on behalf of Mr. Roberson in the amount of $3,485, on behalf of Mr. Donnell in the amount of $1,428, on behalf of Mr. Murphy in the amount of $2,011 and on behalf of Mr. Brown in the amount of $2,893. Also includes$18,385 paid to Mr. Roberson for premiums on life insurance policies, $11,244 for taxes on life insurance premiums, miscellaneous club dues paid on behalf of Mr. Donnell in the amount of $2,550 and car allowances paid to each of Messrs. Murphy and Brown in the amount of $4,800.

         6 Includes matching contribution made by the Company to its 401(k) plan during 2003 on behalf of Messrs. Roberson and Donnell in the amount of $3,120, on behalf of Mr. Murphy in the amount of $2,852 and on behalf of Mr. Brown in the amount of $3,400. Also includes $16,000 paid to Mr. Roberson for premiums on life insurance policies.

         7 Includes the following for 2002: (i) matching contribution made by the Company to its 401(k) plan during 2002 on behalf of Messrs. Roberson, Donnell and Brown in the amount of $3,400 and on behalf of Mr. Murphy in the amount of $2,521; and (ii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Messrs. Roberson and Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,882 and for Mr. Donnell of $623, as determined by tables supplied by the Internal Revenue Service.

Information Concerning Stock Options

2004 Stock Option Grants

                  The Company did not grant any stock options to its executive officers during 2004.

2004 Aggregated Option Exercises

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values



                       Shares
                       Acquired
                          on         Value           Number of Unexercised             Value of Unexercised
                       Exercise      Realized       Options/SARs at FY-End         In-the-Money Options/SARs at
        Name              (#)          ($)                    (#)                             FY-End
                                                                                               ($)1
        ----              ---          ---                    ---                              -----
        (a)               (b)          (c)                    (d)                               (e)

                                                  Exercisable   Unexercisable      Exercisable     Unexercisable
                                                  -----------   -------------      -----------     -------------
David A. Roberson          -            -           290,000           0              278,287            0

Barry B. Donnell           -            -           410,000           0              268,525            0

Michael R. Murphy          -            -           155,000           0              144,025            0

Gregory A. Brown           -            -            92,500           0              138,675            0


         1 A fair market value of $5.89 per share is used to calculate the value of unexercised options, which is based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on December 31, 2004, the final trading day of 2004. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Long-Term Incentive Compensation

                  None of the named executive officers received long-term incentive compensation under the EICP during fiscal year
2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  As of December 31, 2004, the Company had a credit agreement (the "Credit Facility") with its primary lender, First Commercial Bank. The Credit Facility is comprised of a revolving line of credit which provides for borrowings (including letters of credit) up to $25,000,000 and a real estate term loan component of $10,000,000 which are cross-secured and cross-defaulted. At December 31, 2004, $6,857,112 was outstanding under the real estate component of the Credit Facility, and none of the $25,000,000 revolving line of credit was outstanding, under which $8,891,000 was available. In October 2004, the maturity date under the revolving line of credit was extended to April 2007. The amount available under the Credit Facility is equal to the lesser of an amount based on defined percentages of accounts and notes receivable and inventories or certain levels of tangible net worth, plus all treasury stock purchases after December 31, 2002. The Company was in compliance with all of the restrictive covenants under the Credit Facility as of December 31, 2004.

                  First Commercial Bank has also issued letters of credit for five industrial development bond issues relating to Company properties and provides financing to certain Texas joint ventures in which the Company is a limited partner, as further described below. The Company made payments to First Commercial Bank in the amount of $482,434 for interest and in the amount of $211,202 for commitment, letter of credit and various bond related fees in 2004. Mr. Broughton served as the Chairman of First Commercial Bank through August 31, 2004. The Company believes that the terms of the Credit Facility and these other financing arrangements are reasonable compared to terms that would be present in a similar credit facility or other financing arrangements entered into with an unaffiliated entity.

                  The Company, along with two other manufactured housing producers, is a limited partner in three separate limited partnerships. One of the limited partnerships owns real estate (the "Lamraft Partnership") that, prior to October 1, 2001, was leased to the other two limited partnerships. Each of the other two limited partnerships (the "WoodPerfect Partnership" and the "Hillsboro Partnership") ceased business operations in 2001.

                  Financing for the businesses previously conducted by the partnerships was provided through industrial bond financing. First Commercial Bank ("First Commercial") has issued a letter of credit as security for the industrial bond financing for the project, for which First Commercial receives customary fees. First Commercial also loaned the Lamraft Partnership funds to redeem a portion of the bond indebtedness. In addition to the bond indebtedness, First Commercial provided an equipment loan to the WoodPerfect Partnership which had an outstanding balance of $191,328 as of December 31, 2004. Each of the partners in the partnerships has executed guarantees to First Commercial with respect to this indebtedness. The Company owns an approximate 33% interest in each of the partnerships.

                  Mr. Lowe is a partner in the law firm of Lowe, Mobley & Lowe, which rendered legal services to the Company and its subsidiaries during 2004 and which the Company expects to continue to render legal services during 2005. During 2004, the Company and its subsidiaries paid legal fees to Lowe, Mobley & Lowe, either directly or indirectly, an aggregate amount of $346,000.

                  During 2004, the Company and its subsidiaries purchased approximately $17.7 million in roof trusses and other lumber products in the ordinary course of business from an entity in which Jonathan B. Lowe and Michael
P. Lowe, sons of John W Lowe, have a minority ownership interest. Richard Roberson, Mr. Roberson's brother, also has a minority ownership interest in and is an executive officer of this entity. Another manufacturer also owns an interest in this entity due to its ownership interest in the WoodPerfect Partnership. The Company believes that the payments made for the products purchased from this entity were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.

                  On July 1, 2004, the Company purchased a ten percent (10%) ownership interest in Alliance Homes, Inc. ("Alliance") for a purchase price of $157,982 in the form of forgiveness of rent. The Company, through an affiliate, had previously entered into an agreement to sublease certain property located in Georgia to Alliance that is currently covered by an Industrial Lease. Alliance pays the Company $1,000 per month for the sublease through October 1, 2005, at which time the monthly rental payment shall increase to $20,000 per month through the remainder of the initial term of the sublease.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange (the Company is now listed on the American Stock Exchange). Copies of these reports must also be furnished to the Company. Based solely on a review of copies of such reports furnished to the Company, the Company believes that during 2004 only one filing was not made in a timely manner. Barry B. Donnell filed a late Form 4 on June 21 with respect to a sale of Common Stock by his wife's investment club on June 3rd. The Company believes that during 2004 all other applicable filing requirements were complied with in a timely manner.

                                  OTHER MATTERS

                  The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                              STOCKHOLDER PROPOSALS

                  Stockholder proposals submitted for consideration at the 2006 Annual Meeting of Stockholders must be received by the Company no later than December 23, 2005, to be considered for inclusion in the 2006 proxy materials. According to the Company's By-laws, for a stockholder proposal to be properly brought before the 2006 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2006 proxy materials), it must be a proper matter for stockholder action and must be delivered to the secretary of the Company no earlier than January 23, 2006 and no later than March 7, 2006.

                                                     CAVALIER HOMES, INC.


                                                     /s/ Michael R. Murphy
                                                     _____________________
                                                     Michael R. Murphy
                                                     Secretary
Addison, Alabama
April 22, 2005

                                                                    APPENDIX A
                              CAVALIER HOMES, INC.
                        2005 INCENTIVE COMPENSATION PLAN


1. Establishment, Purpose, Types of Awards and Duration.

        1.1. Establishment. Cavalier Homes, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan for key employees and consultants providing material services to the Company, as described herein, which shall be known as the "2005 Incentive Compensation Plan" (the "Plan").

        1.2. Purpose. The purpose of the Plan is to enhance stockholder investment by attracting, retaining and motivating key employees and consultants of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company's success, and to align the interests of management with those of stockholders.

        1.3. Types of Awards. The Plan permits the granting of the following types of awards ("Awards"):

        o        Non-statutory Stock Options.
        o        Incentive Stock Options.
        o        Stock Appreciation Rights.
        o        Restricted Stock.
        o        Performance Shares.
        o        Covered Employee Incentive Awards.

        1.4. Duration. The Plan shall become effective on the date of its approval by the Board of Directors of the Company (the "Effective Date"); provided that this Plan will be submitted to the Company's stockholders for approval, and if not approved by the stockholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within twelve (12) months from the Effective Date, this Plan and any Awards shall be null, void and of no force and effect. Awards granted under this Plan prior to approval of this Plan by the stockholders shall be granted subject to such approval,and no Shares shall be distributed before such approval. The Plan shall remain in effect, unless sooner terminated by the Board of Directors pursuant to Article 14 hereof, until April 5, 2015.

2. Definitions. In this Plan, except where the context otherwise indicates,the following definitions shall apply:

        2.1. "Affiliate" means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated,""controlling" and "controlled" have meanings correlative to the foregoing.

        2.2. "Applicable Law" means the legal requirements relating to the administration of the Plan under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules,regulations and requirements shall be in place from time to time.

        2.3. "Award" means, individually or collectively, a grant under this Plan of Non-statutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

        2.4. "Award Agreement" means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

        2.5.  "Board" means the Board of Directors of the Company.

        2.6.  "Change in Control" means the occurrence of any of the following:

                (a) when any "person," as such term is used in Section 13(d) or 14(d) of the Exchange Act(other than the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's outstanding securities;

                (b) any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

                (c) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                (d) any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, or by merger, or otherwise.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended.

        2.8. "Committee" means a committee or subcommittee of the Board appointed by the Board to administer this Plan or to make and/or administer specific Awards under this Plan. If no such appointment is in effect at any time, "Committee" shall mean the Board.

        2.9. "Common Stock" means the Common Stock, par value $.10 per share, o the Company.

        2.10. "Company" means Cavalier Homes, Inc., a Delaware corporation, and any successor as provided in Section 18.5 hereof.

        2.11. "Consultant" means any person, including an advisor or counselor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

        2.12. "Covered Employee" means any key Employee who is or may become a "Covered Employee" as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) when twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

        2.13. "Covered Employee Incentive Award" means an Award granted to a Covered Employee as described in Article 11.

        2.14. "Date of Grant" means the date on which an Award is granted under this Plan.

        2.15. "Director" means any individual who is a member of the Board.

        2.16. "Disability" or "Disabled" means an Eligible Person who

                (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(               (b)    is, by reason of any medically determinable physical or
                       mental impairments which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

        2.17. "Effective Date" means the date described in Section 1.4 hereof.

        2.18. "Eligible Person" means (a) any person who is an Employee,
(b) any person who is hired to be an Employee, and (c) any Consultant or independent contractor to the Company or an Affiliate who is determined by the Committee to render key services to the Company or an Affiliate.

        2.19. "Employee" means any person determined by the Committee to be an employee or consultant of the Company or an Affiliate.

        2.20. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.21. "Fair Market Value" means as of any date, the value of a Share determined as follows:

                (a) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such Shares (or the closing bid, if no sales were reported)as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                (b) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and the low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or

                (c) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committees.

        2.22. "Freestanding SARs" means SARs granted independently of any Options.

        2.23. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option under Section 422 of the Code, as designated in the applicable Award Agreement.

        2.24. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors or Advisory Board of Directors who is not an Employee.

        2.25. "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

        2.26. "Option" means an Award granted pursuant to Article 6 of this Plan.

        2.27. "Option Period" means the period during which an Option may be exercised.

        2.28. "Option Price" means the price per Share at which an Option may be exercised.

        2.29. "Participant" means an Eligible Person who has received an Award hereunder.

        2.30. "Performance -Based Exception" means the performance-based exception, set forth in Section 162(m)(4)(c) of the Code, from the deductibility limitations of Section 162(m)of the Code.

        2.31. "Performance Measures" means measures as described in Article
10 on which the performance goals are based and which are approved by the Company's stockholders pursuant to this Plan in order to qualify Awards for the Performance-Based Exception.

        2.32. "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.33. "Performance Shares" means an Award granted pursuant to Article 9 of this Plan.

        2.34. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and such Shares are subject to a substantial risk of forfeiture, as provided in Article 8 of this Plan.

        2.35. "Person" means, unless otherwise specially defined in the Plan, any natural person, association, trust, cooperative,corporation, general partnership, joint venture, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

        2.36. "Plan" means the Cavalier Homes, Inc. 2005 Stock Incentive Plan, as amended from time to time.

        2.37. "Reporting Person" means as officer, Director or Ten-Percent Stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

        2.38. "Restricted Stock" means Shares subject to restrictions imposed pursuant to Article 8 of this Plan.

        2.39. "Share" means a share of Common Stock.

        2.40. "Stock Appreciation Right" or "SAR" means an Award granted to a Participant alone or in tandem with a related Option pursuant to Article 7 hereof which is designated as an SAR and which grants such Participant the right to receive payment of an amount equal to the appreciation in the value of Shares.

        2.41. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

        2.42. "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate.

3.      Administration.

        3.1. The Committee. The Plan shall be administered by the Committee, except that any action taken with respect to grants and awards of securities to and other acquisitions of securities by Reporting Persons under the Plan shall be taken by the Committee only if all of the members of the Committee meet the definition of a "non-employee director" under Rule 16b-3(b)(3) under the Exchange Act or if such grant, award or other acquisition transaction is otherwise structured to be exempt from the provisions of Section 16(b)of the Exchange Act and the rules promulgated thereunder. If all of the members of the Committee are not "non-employee directors," such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are "non-employee directors," or such transaction otherwise shall be structured to be exempt from the provisions of Section 16(b) of the Exchange Act and the rules promulgated thereunder. Any action taken with respect to executive officers for purposes of meeting the Performance-based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m), subject to any applicable transition rules under Code Section 162(m). If all of the members of the Committee are not "outside directors," such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are "outside directors."

        3.2. Authority of the Committee. Except as limited by law, or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to designate the Eligible Persons who shall participate in the Plan; determine the sizes and types of

Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 hereof), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. The Committee shall make all other decisions relating to the operation of the Plan, and all other determinations which may be necessary or advisable for the administration of the Plan.

        3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final,conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

        3.4. No Liability; Indemnification. Neither the Board or any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney's fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

4.      Eligibility.

        4.1. Grant of Awards. Awards may be granted or awarded only to Eligible Persons.

        4.2. General Rule. Incentive Stock Options may only be issued to Employees. Incentive Stock Options may be granted to officers or Directors of the Company or an Affiliate, provided they are also Employees of the Company or an Affiliate. Payment of a Director's fee shall not be sufficient to constitute employment by the Company or an Affiliate. Incentive Stock Options shall not be granted under this Plan to any Employee if such grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under this Plan or any other plan maintained by the Company, with respect to Shares having an aggregate Fair Market Value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under this Plan exceeds such maximum for any reason other than a failure in good faith to value the Shares subject to such option, the excess portion of such Option shall be considered a Non-statutory Stock Option. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Non-statutory Stock Option.

        4.3. Limits on Awards. Over any period of three consecutive calendar years, no Participant may receive Awards that relate to more than 150,000 Shares. The Committee will adjust this limitation pursuant to Section 5.3 below.

        4.4. Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant or an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions or such surrendered Award, and may contain any other terms that the Committee deems appropriate.

5.      Stock Subject to Plan.

        5.1. Shares Reserved. Subject to adjustment as provided in Section 5.3 of this Plan, the maximum number of Shares that may be issued under this Plan or pursuant to Awards made under this Plan is equal to such number of Shares reserved for issuance under the 1996 Key Employee Stock Incentive Plan in excess of the number of Shares as to which options have been awarded thereunder as of the Effective Date including any Shares subject to options previously granted under the 1996 Key Employee Stock Incentive Plan which hereafter shall lapse, expire, terminate or be canceled; provided, however, that in no event shall the maximum number of shares reserved for issuance under this Plan exceed One Million Five Hundred Thousand (1,500,000) Shares.

        5.2. Lapsed Awards. If any Award granted hereunder is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

        5.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares reserved under the Plan, and in the number, class and price of Shares subject to outstanding Awards granted under the Plan,as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however,that the number of Shares subject to any Award shall always be a whole number.


6       Stock Options.

        6.1. Grant of Options. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Non-statutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees.

        6.2. Award Agreement. Each Option granted under this Plan shall be clearly identified either as a Non-statutory Stock Option or an Incentive Stock Option and shall be evidenced by an Award Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

        6.3. Option Price. The Option Price shall be determined by the Committee, subject to this Section 6.3. The Option Price for an Option shall not be less than one hundred percent(100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

        6.4. Term of Options. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder)from its Date of Grant.

        6.5. Restrictions on Transfer. The Committee may impose such restrictions on the transfer of Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable, including, without limitation, under Applicable Laws.

        6.6. Exercise of Options. The Shares subject to an Option may be purchased in such installments and on such exercise dates as shall be set forth in the Award Agreement. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option. In no event shall any Option be exercised, in whole or in part, after its expiration date.

        6.7. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Shares which are tendered have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise through a registered broker-dealer pursuant to such cashless exercise procedures which are, subject to applicable securities laws restrictions, deemed acceptable by the Committee or by any other means which the Committee determines to be consistent with the Plan's purpose and Applicable Law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        6.8. Termination of Service. Each Award Agreement with respect to Options granted hereunder shall set forth the extent to which the Participant shall have the right to exercise the Options following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options issued pursuant to this Article, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will or, if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

        6.9.  Additional Termination Provisions for Incentive Stock Options.
No Incentive Stock Option may be exercised more than three (3) months after the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one year period, and (b) the Award-Agreement and/or the Committee permit later exercise.

        6.10. Nontransferability of Options.

              (a) Incentive Stock Options. No ISO granted under this Article may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

              (b) Non-statutory Stock Options. Except as otherwise provided in an Award Agreement, no Non-statutory Stock Option granted under this Article may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, all such Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

7.      Stock Appreciation Rights

        7.1. Grant of SARs. Subject to the terms and conditions of this Article, and to such other terms and conditions as the Committee may determine, SARs may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of such forms of SARs. The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Section 4.3 hereof) and in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 5.1 or which may be granted to a single Participant under Section 4.3 hereof, but the number of Shares covered by a Tandem SAR shall not be so counted. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the related Option.

        7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related Option. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall not exceed the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

        7.4. Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

        7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company equal to the product of
(i) the difference between the Fair Market Value of a Share on the date of exercise over the Option Price or grant price, as applicable, and (ii) the number of Shares with respect to which the SAR is exercised. Payment upon exercise shall be in Shares of equivalent value.

        7.7. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of
Section 16 of the Exchange Act.

        7.8. Termination of Service. Each Award Agreement with respect to SARs granted hereunder shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all SARs issued pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

        7.9. Nontransferability of SARs. Except as otherwise provided in an Award Agreement, no SAR may be sold, transferred, pledged,assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

8       Restricted Stock

        8.1. Grant of Restricted Stock. Subject to the terms and conditions of this Article, and to such other terms and conditions as the Committee may determine, the Committee, at any time and from time to time, may grant Shares of

Restricted Stock to Eligible Persons in such numbers as the Committee shall determine.

        8.2. Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        8.3. Transferability. Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4. Other Restrictions. The Committee may impose such conditions or restrictions on any Shares or Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a certain purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide,divisional, or individual), time-based restrictions on vesting following the attainment of the performance goals and restrictions under Applicable Laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article or in the applicable Award Agreement, or as otherwise required by law, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction.

        8.5. Voting Rights. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

        8.6. Dividends and Other Distributions. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so owned. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Section 16 under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

        8.7. Termination of Service. Each Award Agreement with respect to Restricted Stock granted hereunder shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In amplification but not limitation of the foregoing, in the case of an Award of Restricted Stock to an executive officer which is intended to qualify for the Performance- Based Exception, the Award Agreement may provide that such Restricted Stock may become payable in the event of a termination of service by reason of death, becoming Disabled or a Change in Control, such payment not to occur before attainment of the related performance goal.

9.      Performance Shares

        9.1. Grant of Performance Shares. Subject to the terms and conditions of this Article and to such other terms and conditions as the Committee may determine, Performance Shares may be granted to eligible Employees in such amounts, upon such terms and at such times as shall be determined by the Committee. The number and vesting of Performance Shares granted shall be conditioned upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period") as determined by the Committee, subject to Section 3.1 hereof. The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

        9.2. Form and Timing of Payment of Performance Shares. The Committee shall establish the amount of payment to be made under an Award of Performance Shares if the performance goals or other conditions are met. Such Award shall be expressed in terms of Shares. After the completion of a Performance Period, the performance of the Company, subsidiary, division or individual, as the case may be, shall be measured against the performance goals or other conditions, and the Committee shall determine whether all, none or a portion of an Award shall be paid. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay earned Performance Shares may be issued subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the applicable Award Agreement. The Committee, in its discretion, may also grant dividend equivalent rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall have no voting rights.

        9.3. Termination of Service. Each Award Agreement with respect to Performance Shares granted hereunder shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's service with the Company and its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements, need not be uniform among all Performance Shares awarded pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service.

        9.4. Nontransferability. Except as otherwise provided in an Award Agreement with respect to Performance Shares granted hereunder, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

10      Performance Measures

        10.1. Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 10, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Incentive Award awarded or credited pursuant to Article 11) that is intended to qualify for the Performance-Based Exception shall be limited to the following Performance Measures:

              (a) Net earnings or net income (before or after taxes and/or bonuses or Covered Employee Incentive Awards);

              (b)   Earnings per share;

              (c) Return measures (including, but not limited to, return on assets, capital, equity, sales or revenue);

              (d)   Net sales or revenue growth;

              (e)   Net operating profit (before or after taxes);

              (f)   Cash flow;

              (g) Earnings before or after taxes, interest, depreciation or amortization;

              (h)   Gross or operating margins;

              (i)   Productivity ratios;

              (j)   Share price;

              (k)   Expense targets;

              (l)   Margins;

              (m)   Operating efficiency;

              (n)   Market share;

              (o)   Customer satisfaction; or

              (p)   Working capital targets.


         Any Performance Measure(s) may be used to measure the performance of the Company, any subsidiary, and/or Affiliate as a whole or any business unit of the Company, subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 10.

        10.2. Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b)litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs,
(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, and (f) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        10.3. Adjustment of Performance-Based Exception. Awards that are intended to qualify for the Performance-Based Exception may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        10.4. Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 10.1.

11.      Covered Employee Incentive Award

        11.1. Eligibility. The Committee may designate Covered Employees who are eligible to receive a monetary payment under this Article 11.

        11.2. Performance Targets. The Committee may establish objective performance targets for one or more designated Performance Periods based on specified levels of one or more of the Performance Measures. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code. The Committee may, in its discretion, make appropriate adjustments in the Performance Measures established for a particular Performance Period to take account of the effect of any unforeseen events that occur during such period. In addition to establishing the performance targets, the Committee may establish such other terms and conditions applicable to Covered Employee Incentive Awards as it may determine it its sole discretion.

        11.3. Amounts of Awards. In conjunction with the establishment of performance targets for a Performance Period, the Committee shall adopt an objective formula (on the basis of percentages of Covered Employees' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Covered Employees if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate. For any calendar year, no Covered Employee shall be granted a Covered Employee Incentive Award in respect of more than Two Million Dollars ($2,000,000) in cash; provided, however, that any Covered Employee Incentive Award earned or payable over a period of more than one calendar year shall be pro-rated over the applicable Performance Period in determining the application of the foregoing limit to such Award.

        11.4. Payment of Awards. No covered Employee Incentive Award shall be payable until the Committee has certified in writing that the specified performance targets have been attained. Covered Employee Incentive Awards will be payable to Covered Employees in cash following the end of the applicable Performance Period at such time and in such form as the Committee shall determine.

        11.5. Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

        11.6. Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article 11. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

        11.7. Non-Exclusive Arrangement. The adoption and operation of this
Article 11 shall not preclude the Board or the Committee from approving other incentive compensation arrangements for the benefit of individuals who are Covered Employees hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company

        11.8. Active Employment Requirement. Except as provided below, a Covered Employee Incentive Award shall be paid for a Performance Period only to a Covered Employee who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Performance Period and who is employed by the Company on the date the Covered Employee Incentive Award is paid. To the extent consistent with the deductibility of Awards under
Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant a Covered Employee Incentive Award for the Performance Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Performance Period, or whose employment is terminated during the Performance Period because of the Participant's retirement, death or disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of a Performance Period, a pro rata Covered Employee Incentive Award may be paid for the Performance Period.

12.     Beneficiary Designation


Each Participant may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

13.     Deferrals


The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver or restrictions with respect to Restricted Stock, or the satisfaction or any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

14.     Change In Control


Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws: (i) any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; (iii) the target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control; and
(iv) the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

15.     Termination or Amendment.


The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by Applicable Laws, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination; provided, further, that no such action of the Board without approval of the stockholders may:

        (a) materially increase the total number of Shares subject to the Plan except as contemplated by Section 5.3 hereof;

        (b) materially increase the benefits accruing to Participants under the Plan;

        (c)    extend the term of the Plan;

        (d)    reduce the Option Price of outstanding Options; or

        (e) materially modify the requirements as to eligibility for participation in the Plan.

16      Withholding.


The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Award Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares otherwise issuable to the Participant; or (c) delivering to the Company already owned and unencumbered Shares.

17.     Conditions Upon Issuance of Shares.


Notwithstanding any other provision of the Plan or any Award Agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18.     General Provisions.

        18.1. No Participation Rights. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

        18.2. No Employment Rights. This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

        18.3. No Bar to Additional Awards. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

        18.4. Awards Not Subject to Creditors. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        18.5. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all substantially all of the business or assets of the Company.

        18.6. Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

        18.7. Securities Law Compliance. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is then listed or automatic interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

        18.8. Compliance with the Code. The Plan shall be governed, construed and administered in compliance with the deferred compensation provisions of
Section 409A of the Code and shall be amended as necessary to maintain compliance with the provisions of Section 409A. The Committee may place such restrictions or provisions in any Award Agreement as may be necessary to comply with the provisions of Section 409A of the Code.

        18.9. Notification under Code Section 83(b). If a Participant, in connection with any exercise of an Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Participant's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to filing any notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Participant from making such an election.

        18.10. Requirements of Law. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all Applicable Laws.

                                                                   APPENDIX B
                              CAVALIER HOMES, INC.
                           2005 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

                                    ARTICLE 1
                                   DEFINITIONS


As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1      "1934 Act" means the Securities Exchange Act of 1934, as amended.

1.2 "Affiliate" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

1.3       "Board" means the Board of Directors of the Company.

1.4      "Change in Control" means the occurrence of any of the following:

         (a) when any "person," as such term is used in Section 13(d) or 14(d) of the 1934 Act (other than the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's outstanding securities;

         (b) any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act;

         (c) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

         (d) any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, or by merger, or otherwise.

1.5 "Committee" means the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two (2) Outside Directors.

1.6      "Company" means Cavalier Homes, Inc., a Delaware corporation.

1.7 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

         (a) if the Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

         (b) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and the low asked prices for the Stock on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;
or

         (c) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

1.8 "Stock" with respect to each share to which that term refers, shall mean one (1) share of Common Stock, par value $0.10 per share, of the Company now authorized; any other shares of the Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

1.9 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article 6 hereof.

1.10 "Optionee" shall mean an Outside Director of the Company to whom an Option has been granted hereunder.

1.11 "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or an Affiliate.

1.12 "Plan" shall mean the Cavalier Homes, Inc. 2005 Non-employee Directors Stock Option Plan, the terms of which am set forth herein.

1.13 "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

                                    ARTICLE 2
                                    THE PLAN

2.1 NAME. This Plan shall be known as the "Cavalier Homes, Inc. 2005 Non-employee Directors Stock Option Plan."

2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to directors of the Company who are not also employees of the Company or its Affiliates an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Options under the terms set forth herein. The purpose of the Plan is also to provide compensation to Outside Directors of the Company for past services rendered to the Company. By thus compensating such directors and encouraging such directors to become owners of Stock of the Company, the Company seeks to attract, retain, compensate and motivate those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

2.3 EFFECTIVE DATE. The Plan shall be deemed adopted and shall become effective as of the date of its approval by the Board, subject to its subsequent approval within twelve (12) months from the date of such action by the Board by the affirmative vote of a majority of the outstanding shares of Stock of the Company present in person or by proxy and entitled to vote thereon, voting in accordance with the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, at an annual or special meeting of the stockholders of the Company. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 8 hereof, until all Stock subject to it shall have been purchased or acquired according to the provisions hereof. Any Option granted prior to stockholder approval of the Plan as herein provided shall be subject to such approval and shall have no legal effect and shall convey no rights to the holder thereof in the event said stockholder approval of the Plan is not obtained.

                                    ARTICLE 3
                                  PARTICIPANTS

3.1 ELIGIBILITY. Except as otherwise provided herein, any Outside Director of the Company shall be eligible to participate in the Plan.

                                    ARTICLE 4
                                 ADMINISTRATION

4.1 ADMINISTRATOR. The Plan shall be administered by (i) the Committee and (ii) the Board (with recusals as necessary or appropriate).

4.2 INTERPRETATION. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Article 6 hereof. However, all questions of interpretation of the Plan or of any Options issued under it shall be determined by the Committee or the Board, as appropriate, and such interpretation shall be final and binding upon all persons having an interest in the Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum.

4.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Outside Directors, their death, retirement, disability or other termination of directorship, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                     ARTICLE 5
                         SHARES OF STOCK SUBJECT TO PLAN

5.1 LIMITATIONS. The number of shares of Stock which may be issued and sold hereunder shall not exceed 500,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 5.3 hereof. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. The Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

5.2 OPTIONS GRANTED UNDER PLAN. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

5.3      ANTIDILUTION.
         In the event that the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company after the effective date of this Plan by reason of reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend, then, subject to Section 6.1 hereof:

         (a) the aggregate number of shares of Stock which may be issued and sold hereunder, as set forth in Section 5.1 hereof, shall be adjusted appropriately; and

         (b) rights under Options which have been granted and are outstanding hereunder, both as to the number of subject shares and their option price, shall be adjusted appropriately.


         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.

                                    ARTICLE 6
                                     OPTIONS

6.1      OPTION GRANT AND AGREEMENT.

         Outside Directors of the Company shall be entitled to receive Options under this Plan only at the times set forth in this Section 6.1. Each Option granted hereunder shall be automatic and nondiscretionary and shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions in accordance with the provisions of this Section 6.1.

         (a) Initial Grants to New Directors. Each person who is not an employee of the Company and is first elected to the serve as a director of the Company after the effective date of this Plan and while this Plan remains in effect shall be granted an Option to purchase 5,000 shares of Stock effective as of the date of such first election (whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy) (the "Initial Grant");

provided however, that a director who is not an Outside Director, who first becomes an Outside Director by virtue of ceasing to be an employee of the Company or an Affiliate while remaining a director, shall not receive an Initial Grant. The number of shares subject to such Initial Grant shall not be adjusted prior to such grant pursuant to Section 5.3 hereof, notwithstanding any adjustment pursuant to Section 5.3 hereof in the number of shares which can be purchased on exercise of such Option.

         (b) Annual Grants. On January 2, 2006 and on each January 2 thereafter, each Outside Director who has served as a director of the Company during the calendar year immediately preceding such date shall be granted, effective as of such date, an Option to purchase 5,000 shares of Stock (the "Annual Grant"). The number of shares subject to Annual Grants shall not be adjusted prior to such grants pursuant to Section 5.3 hereof, notwithstanding any adjustment pursuant to Section 5.3 hereof in the number of shares which can be purchased on exercise of such Options.

         (c) Proration. If at the time of any grant pursuant to paragraph (a) or
(b) of this Section 6.1 the remaining number of shares of Stock available for grants under the Plan is less than the number of shares necessary to make grants of Options to Outside Directors pursuant to said paragraphs (a) or (b), then each Outside Director shall receive a pro rata grant of the remaining shares that are available for grant under the Plan.

         (d) Stockholder Approval. Notwithstanding the provisions of this
Section 6.1, any exercise of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 2.3 of the Plan shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 2.3 hereof.

6.2 OPTION PRICE. The per share price of the Stock subject to each Option granted under the Plan shall be 100% of the Fair Market Value of a share of Stock of the Company on the date of grant. Notwithstanding the foregoing, if the recipient of the Option, as the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant of such Option.

6.3      VESTING.

         (a) Initial Grants. Subject to Section 8.1 hereof, each Initial Grant shall become exercisable as to 1/12th of the Shares of Stock subject to the Initial Grant on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a director of the Company as of such date.

         (b) Annual Grants. Subject to Section 8.1 hereof, each Annual Grant shall become exercisable as to 1/12th of the Shares of Stock subject to the Annual Grant on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a director of the Company as of such dates.

6.4 DURATION. The term of each Option shall be ten (10) years from the date of grant, unless terminated earlier pursuant to Section 6.7 hereof.

6.5      OPTION EXERCISE.

         (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof under the terms of the Plan, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Alabama, and, to the extent applicable, accompanied by payment in full to the Company at said office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with
Section 2.3 hereof has been obtained. The exercise price for any shares of Stock purchased pursuant to the exercise of an Option shall be paid in either of the following forms: (a) cash, (b) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be on such terms and conditions as determined by the Committee, or (c) a combination of cash and the transfer of Stock. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

         (b) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is eighteen months before the date of exercise, the Optionee was a director of the Company, or of a corporation (or parent or subsidiary of such corporation) issuing or assuming such Option in accordance with the terms of this Plan.

6.6 NONTRANSFERABILITY OF OPTION. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution.

6.7      EFFECT OF DISABILITY, DEATH OR OTHER TERMINATION OF DIRECTORSHIP.

         (a) In the event that the directorship of an Optionee to whom an Option shall have been granted shall be terminated for any reason other than for cause (as defined below), including, without limitation, the failure of such director to be re-elected as a director of the Company by the stockholders of the Company, such Option may be exercised at any time prior to the expiration date of the Option or within six months after the date of such termination, whichever is earlier, but only to the extent such Optionee had the right to exercise such Option at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise entitled) within the time specified herein, the Option shall terminate.

         (b) If the directorship of an Optionee to whom an Option shall have been granted is terminated for cause, as defined below, such Option shall terminate immediately upon such termination. For purposes of this Section 6.7, the term "for cause" shall be defined as a good faith express determination by the Board that the Optionee has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board that the Optionee has been derelict in, has breached or has grossly neglected the Optionee's duty to the Company.

         (c) If an Optionee to whom an Option shall have been granted shall die or become totally and permanently disabled (as defined in Section 22(e)(3) of the Code) while he is a director of the Company and the Optionee has not otherwise been terminated for cause, such Option may be exercised (to the extent that the Optionee would otherwise have been entitled to do so at the date of his death or total and permanent disability) by such Optionee, his personal representative, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, but only within eighteen (18) months following the date of such termination due to death or total and permanent disability (but in no event later than the expiration of the Option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (d) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

6.8 RIGHTS AS STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                   ARTICLE 7
                               STOCK CERTIFICATES

7.1 STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

         (a) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

         (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

         (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

         (d) the compliance with any and all applicable federal, state or local laws; and

         (e) such other terms and conditions as may be set forth in the Plan.

                                    ARTICLE 8
                                CHANGE IN CONTROL

8.1 In the event of a Change of Control, unless otherwise provided in the Stock Option Agreement or by amendment (with the holder's consent) of such Stock Option Agreement, all outstanding Options awarded under the Plan shall become fully exercisable and vested for the aggregate number of shares of Stock covered thereby.

                                   ARTICLE 9
              TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN

9.1 TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that the Company shall obtain stockholder approval of such action to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange or quotation system rule; provided, further, that no such action of the Board without approval of the stockholders of the Company may:


         (a) materially increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof;

         (b) materially increase the benefits accruing to participants under the Plan;

         (c) extend the term of the Plan;

         (d) reduce the exercise prices of outstanding Options; or

         (e) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore granted pursuant to the Plan without the consent of the Optionee or transferee of the Option. Except as may be necessary to comport with changes in the Code, ERISA, or the rules thereunder, this Plan may not be amended more than once every six months.

                                     ARTICLE 10
                                  MISCELLANEOUS

10.1 CONTINUATION AS A DIRECTOR. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any participant the right to continue as a director of the Company or any of its subsidiaries.

10.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries or Affiliates, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any of its subsidiaries or Affiliates.

10.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

10.4 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

10.5 HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

10.6 INVESTMENT REPRESENTATION. Each Stock Option Agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment purposes only and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other persons to purchase such shares.

10.7 COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable provisions of Section 16 Act and the rules thereunder (including, without limitation, Rule 16b-3) or their successors thereunder. To the extent any provision of the Plan or any Stock Option Agreement or any action by the Committee falls to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee, and it shall be restructured to the extent deemed advisable by the Committee so to comply.

10.8 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall in its sole discretion, determine to be necessary or advisable.

10.9 WITHHOLDING BY THE COMPANY. A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Optionee will consent to any withholding and other actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Code, and any related state or local income tax laws, in the amount of the difference between the Option exercise price of the Stock and its Fair Market Value on the date of.

                           CAVALIER HOMES, INC. PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 24, 2005, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

         1.       ELECTION OF DIRECTORS

        [ ]      FOR all nominees listed below       [ ]   AUTHORITY WITHHELD
             (except as otherwise instructed below)        to vote for all
                                                           nominees listed below

         Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, A. Douglas Jumper, Sr., John W Lowe, David A. Roberson, Bobby Tesney and J. Don Williams


To withhold authority to vote for any nominee, write that nominee's name in the space provided below.



         2.       PROPOSAL TO APPROVE THE COMPANY'S 2005 INCENTIVE COMPENSATION
                  PLAN.

         [ ]  FOR              [ ]  AGAINST                  [ ]  ABSTAIN




         3. PROPOSAL TO APPROVE THE COMPANY'S 2005 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

         [ ]  FOR              [ ]  AGAINST                  [ ]  ABSTAIN




         4. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

         [ ]  FOR              [ ]  AGAINST                  [ ]  ABSTAIN



                    (Continued and to be signed on other side)

         5.       OTHER MATTERS

         [ ]  In their discretion, upon such other   [ ]   AUTHORITY WITHHELD
              matters as may properly come before     to vote upon such matters
              the meeting



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR
ITEM 2, FOR ITEM 3, FOR ITEM 4, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                       Dated: _____________________, 2005

                       -------------------------------------------
                                                     Signature

                       -------------------------------------------
                                                     Signature


                  Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.

               No Postage Required if Mailed in the United States.